 Original Electronically Transmitted to the Securities and Exchange Commission
                                on April 9, 1999

                                                             Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------
                           Union Pacific Corporation
               (Exact name of issuer as specified in its charter)
                 Utah                                  13-2626465
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)

                                1717 Main Street
                                   Suite 5900
                            Dallas, Texas 75201-4605
                                 (214) 743-5600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                               Richard J. Ressler
                           Assistant General Counsel
                           Union Pacific Corporation
                                1717 Main Street
                                   Suite 5900
                            Dallas, Texas 75201-4605
                                 (214) 743-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:
                             William P. Rogers, Jr.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                            New York, New York 10019
                                 (212) 474-1000

                                ---------------

   Approximate date of commencement of proposed sale to the public. From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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                                          Proposed         Proposed
     Title of Each          Amount        Maximum          Maximum        Amount of
  Class of Securities        to be     Offering Price Aggregate Offering Registration
    to be Registered     Registered(1)    Per Unit      Price(1), (2)       Fee(3)
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Debt Securities (4)....
Warrants to Purchase
 Debt Securities.......
Preferred Stock, no par
 value (5).............  $973,000,000        (1)         $973,000,000      $270,494
Warrants to Purchase
 Preferred Stock.......
Common Stock, par value
 $2.50 per share (6)...
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(1) In United States dollars or the equivalent thereof in foreign currency or currency units. The amount registered represents the aggregate public offering price received from the sale of the Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, and Warrants to Purchase Preferred Stock registered hereby, including any securities sold at a discount, which will not exceed $973 million. No separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Preferred Stock or Debt Securities.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) A filing fee of $7,965 was previously paid in connection with $27,000,000 of securities registered under the Company's Registration Statement on Form S-3 (No. 333-54009) and with respect to which this Registration Statement amends such previous Registration Statement.
(4) Such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities or Preferred Stock, to the extent such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for Debt Securities, or upon the exercise of Warrants to Purchase Debt Securities.
(5) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities or Preferred Stock, to the extent such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Preferred Stock, or upon the exercise of Warrants to purchase Preferred Stock.
(6) Such indeterminate number of shares of Common Stock as may from time to time be issuable upon conversion or exchange of Debt Securities or shares of Preferred Stock, to the extent any of such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Common Stock.

   Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus and Prospectus Supplements included in this Registration Statement also relate to the Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Warrants to Purchase Preferred Stock and Common Stock previously registered under the Company's Registration Statement on Form S-3 (No. 333-54009). This Registration Statement constitutes Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 333-54009).

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The Information in this Prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                      Subject to Completion, April 9, 1999

[LOGO OF UNION PACIFIC CORPORATION APPEARS HERE]

                                 $1,000,000,000

                                Debt Securities
                                Preferred Stock
                              Securities Warrants

                                  -----------

  Union Pacific Corporation may sell from time to time, in one or more offerings:

    . Debt Securities

    . Preferred Stock

    . Warrants for Debt Securities or Preferred Stock

  Debt Securities and Preferred Stock may be convertible into Debt Securities, Preferred Stock or Common Stock.

  The total offering price of these securities, in the aggregate, will not exceed $1,000,000,000. We will provide specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and any supplement to this Prospectus carefully before you invest.

  We may offer the securities directly or through underwriters, agents or dealers. The supplements to this Prospectus will designate the terms of our plan of distribution. The discussion under the heading "Plan Of Distribution" provides more information on this topic.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                     This Prospectus is dated April 9, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   3

Where You Can Find More Information........................................   3

Incorporation By Reference.................................................   3

The Company................................................................   4

Forward-Looking Statements.................................................   5

Ratio of Earnings to Fixed Charges.........................................   5

Use of Proceeds............................................................   5

Description of Debt Securities.............................................   6

Description of Preferred Stock.............................................  14

Description of Common Stock................................................  17

Description of Securities Warrants.........................................  18

Plan of Distribution.......................................................  20

Legal Opinions.............................................................  21

Experts....................................................................  21

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a shelf registration statement that Union Pacific Corporation ("we" or "the Company") filed with the Securities and Exchange Commission. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. For further information about our business and the securities, you should refer to this registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain the registration statement from the SEC as indicated under the heading "Where You Can Find More Information."

   This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

   You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. The information in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC's website on the World Wide Web at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the SEC's regional offices in New York, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

   The SEC requires us to "incorporate by reference" certain information we file with them, which means that we will disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC after the date of this prospectus as part of an incorporated document will automatically update and supersede information contained in this prospectus.

   We incorporate by reference the documents listed below:

   Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
and

   Our Current Report on Form 8-K dated January 21, 1999.

   We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering made by this prospectus.

   You may request a copy of any filings referred to above, excluding exhibits, at no cost, by contacting us at the following address: Union Pacific Corporation, 1717 Main Street, Suite 5900, Dallas, Texas 75201-4605, Attention:
Corporate Secretary (telephone 214-743-5600).

                                  THE COMPANY

   We operate primarily in the areas of rail transportation, through our subsidiary Union Pacific Railroad Company ("UPRR"), and trucking, through our subsidiary Overnite Transportation Company ("Overnite"). We completed the sale of our contract logistics and supply chain management subsidiary in November 1998. Union Pacific Corporation was incorporated in Utah in 1969.

Rail Transportation

   UPRR is the largest rail system in the United States, operating nearly 34,000 route miles linking Pacific Coast and Gulf Coast ports to the Midwest and eastern U.S. gateways, and providing several north/south corridors to key Mexican gateways. UPRR serves the western two-thirds of the country and maintains coordinated schedules with other carriers for the handling of freight to and from the Atlantic Coast, the Pacific Coast, the Southeast, the Southwest, Canada and Mexico. Major categories of freight hauled by UPRR are agricultural products, automotive products, chemicals, energy (primarily coal), industrial products and intermodal.

   Since 1995, we have significantly expanded our rail operations, completing acquisitions of Chicago and North Western Transportation Company and Southern Pacific Transportation Company and their respective affiliated railroads. We also acquired a 13% indirect ownership interest in a 50-year concession for the Pacific-North and Chihuahua Pacific rail lines in Mexico and, in March 1999, we acquired an additional 13% interest.

Trucking

   Overnite, a major interstate trucking company specializing in less-than-truckload shipments, serves all 50 states and portions of Canada and Mexico through 165 service centers located throughout the United States. Overnite transports a variety of products, including machinery, tobacco, textiles, plastics, electronics and paper products.

Executive Offices

   Our executive offices are located at 1717 Main Street, Suite 5900, Dallas, Texas 75201-4605, and our telephone number is (214) 743-5600.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, including documents incorporated by reference, contains forwarding-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements may include, without limitation, statements that we do not expect that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or other matters will have a material adverse effect on our consolidated financial condition, results of operations or liquidity and other similar expressions concerning matters that are not historical facts, and projections or predictions as to our financial or operational results. Forward-looking information is based on facts available at the time and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. Important factors that could cause differences include, but are not limited to: whether we are fully successful in recovering from the effects of UPRR's congestion-related problems and implementing UPRR's financial and operational initiatives; industry competition and legislative and/or regulatory developments; natural events such as severe weather, floods and earthquakes; the effects of adverse general economic conditions; changes in fuel prices; labor strikes; the impact of year 2000 systems problems; and the ultimate outcome of shipper claims related to congestion, environmental investigations or proceedings and other types of claims and litigations. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table shows the ratio of earnings to fixed charges on a historical basis for each of the five years ended December 31, 1998.

                                                       Year Ended December 31
                                                     ---------------------------
                                                     1994 1995 1996 1997 1998(a)
                                                     ---- ---- ---- ---- -------
   Ratio of earnings to fixed charges............... 3.2  2.8  2.7  1.8    0.2

--------
(a) For the fiscal year ended December 31, 1998, fixed charges exceeded earnings by approximately $740 million. Excluding the impact of a one-time goodwill charge of $547 million pre- and after-tax in 1998, the ratio of earnings to fixed charges would have been 0.8.

   The ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent income from continuing operations less equity in undistributed earnings of unconsolidated affiliates, plus income taxes and fixed charges. Fixed charges represent interest, amortization of debt discount and expense and the estimated interest portion of rental charges.

                                USE OF PROCEEDS

   Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, stock repurchase programs and acquisitions. Additional information on the use of net proceeds from the sale of offered securities will be described in a prospectus supplement relating to those securities.

                         DESCRIPTION OF DEBT SECURITIES

   This section describes the general terms of the Debt Securities to which any Prospectus Supplement may relate. A Prospectus Supplement will describe the terms relating to any Debt Securities to be offered in greater detail, and may provide information that is different from this Prospectus. If the information in the Prospectus Supplement with respect to the particular Debt Securities being offered differs from this Prospectus, you should rely on the information in the Prospectus Supplement.

   The Debt Securities will be issued under one or more Indentures. We have entered into, or will enter into, separate indentures with each of Citibank, N.A., as trustee, and The Chase Manhattan Bank, as trustee. Copies of those indentures have been filed as exhibits to the registration statement. Alternatively, we may choose another trustee, who will be identified in a Prospectus Supplement relating to the particular Debt Securities being offered (the "Trustee").

   Summaries of some of the provisions of the Indentures follow. The particular provisions of the Indentures and terms defined in the Indentures referred to below are incorporated by reference in this Prospectus. Capitalized terms used in this section and not defined have the definitions given to them in the Indentures.

General

   The Debt Securities may be either senior securities or subordinated securities, and will be unsecured unless the Company is required to secure the Debt Securities as described below under "Covenants." The Indentures permit an unlimited amount of Debt Securities, and Debt Securities may be issued up to the aggregate principal amount which may be authorized from time to time by the Company. (Section 301) Debt Securities will be issued from time to time and offered on terms determined by market conditions at the time of sale.

   Senior securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. Subordinated securities will be unsecured and will be subordinated and junior to all "senior indebtedness," which for this purpose includes any senior securities, to the extent provided in the applicable supplemental Indenture and described in the Prospectus Supplement relating to that series.

   The Debt Securities may be issued in one or more series with the same or various maturities at par, at a premium or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted Debt Securities will be described in the related Prospectus Supplement.

   You should refer to the Prospectus Supplement relating to the Debt Securities to be offered for the following terms of the Debt Securities:

  . The designation, aggregate principal amount and authorized denominations of such Debt Securities;

  . The percentage of their principal amount at which such Debt Securities will be issued;

  .  The date or dates on which the Debt Securities will mature;

  . The rate or rates, which may be fixed or floating, per annum at which the Debt Securities will bear interest, if any, or the method of determining such rate or rates;

  . The date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;

  . Whether such Debt Securities are senior securities or subordinated securities;

  . The terms of any mandatory or optional redemption or repayment option, including any provisions for any sinking, purchase or other analogous fund;

  . The currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

  . If the currency, currencies or currency units for which the Debt Securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at the election of the Company or the purchaser, the manner in which such election may be made;

  . If the amount of payments on the Debt Securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;

  . The extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent Global Security will be paid;

  . The terms and conditions upon which conversion or exchange of the Debt Securities into or for Common Stock, Preferred Stock or other Debt Securities will be effected, including the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

  .  Information with respect to book-entry procedures, if any;

  . A discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Debt Securities; and

  . Any other specific terms of the Debt Securities not inconsistent with the Indenture.

   If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or any interest on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be described in the related Prospectus Supplement.

   Unless otherwise specified in the Prospectus Supplement, the principal of, any premium on, and any interest on the Debt Securities will be payable, and the Debt Securities will be transferable, at the Corporate Trust Office of the trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on the registry books of the Company or its agent.

   Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Sections 301 and 302) No service charge will be made for any transfer or exchange of any Debt Securities, but the Company may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Global Securities

   The Debt Securities of a series may be issued, in whole or in part, in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

   The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the related Prospectus Supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a Global Security, the depositary for such Global Security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

   So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

   Payments of principal of, any premium on, and any interest on, individual Debt Securities represented by a Global Security registered in the name of a depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the trustee for such Debt Securities, any Paying Agent, nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Company expects that the depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

   If the depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

Senior Securities

   The senior securities will be direct, unsecured obligations of the Company, and will constitute Senior Indebtedness (in each case as defined in the applicable supplemental Indenture) ranking on a parity with all other unsecured and unsubordinated indebtedness of the Company.

Subordinated Securities

   The subordinated securities will be direct, unsecured obligations of the Company. The obligations of the Company pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the Indenture and the applicable supplemental Indenture to all Senior Indebtedness, including all senior securities (in each case as defined in the applicable supplemental Indenture). Except to the extent otherwise set forth in a Prospectus Supplement, the Indenture does not contain any restriction on the amount of Senior Indebtedness which the Company may incur.

   The terms of the subordination of a series of subordinated securities, together with the definition of Senior Indebtedness related thereto, will be as set forth in the applicable supplemental Indenture and the Prospectus Supplement relating to such series.

   The subordinated securities will not be subordinated to indebtedness of the Company which is not Senior Indebtedness, and the creditors of the Company who do not hold Senior Indebtedness will not benefit from the subordination provisions described herein. In the event of the bankruptcy or insolvency of the Company before or after maturity of the subordinated securities, such other creditors would rank pari passu with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of Subordinated Securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against the Company.

Definitions

   Some of the terms defined in Section 101 of the Indenture are summarized below.

   "Debt" means indebtedness for money borrowed.

   "Domestic Subsidiary" means a Subsidiary incorporated or conducting its principal operations within the United States or any State thereof.

   "Mortgage" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

   "Subsidiary," when used with respect to the Company, means any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or both.

Covenants

   The Indenture contains certain covenants, including the limitation on liens covenant summarized below which will be applicable, unless waived or amended, so long as any of the Debt Securities are outstanding, unless stated otherwise in the Prospectus Supplement.

   Limitation on Liens. The Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any stock or indebtedness, whether owned on the date of the Indenture or thereafter acquired, of any Domestic Subsidiary to secure any Debt of the Company or any other person (other than the Debt Securities), without in any such case making effective provision whereby all the outstanding Debt Securities shall be directly secured equally and ratably with such Debt. There will be excluded from this restriction any Mortgage upon stock or indebtedness of a corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time stock or indebtedness of a Domestic Subsidiary is acquired and any extension, renewal or replacement of any such Mortgage. (Section 1006)

Consolidation, Merger, Sale or Conveyance

   The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

  . The successor is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding Debt Securities and the performance of every covenant in the Indenture on the part of the Company to be performed or observed;

  . Immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

  . The Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

   (Section 801) In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for the Company as obligor on the Debt Securities, with the same effect as if it had been named in the Indenture as the Company. (Section 802) Other than the restrictions on Mortgages described above, the Indenture and the Debt Securities do not contain any covenants or other provisions designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Company or any Subsidiary.

Events of Default; Waiver and Notice Thereof; Debt Securities in Foreign Currencies

   As to any series of Debt Securities, an Event of Default is defined in the Indenture as:

  1. Default for 30 days in payment of any interest on the Debt Securities of such series;

  2. Default in payment of principal of or any premium on the Debt Securities of such series at maturity;

  3. Default in payment of any sinking or purchase fund or analogous obligation, if any, on the Debt Securities of such series;

  4. Default by the Company in the performance of any other covenant or warranty contained in the Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice is given as specified in the Indenture; and

  5. Certain events of bankruptcy, insolvency and reorganization of the Company.

(Section 501) A default under other indebtedness of the Company will not be a default under the Indenture and a default under one series of Debt Securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will be applicable to a series of Debt Securities will be described in the Prospectus Supplement relating to such series of Debt Securities.

   The Indenture provides that if an Event of Default described in clause (1),
(2), (3) or (4) above (if the Event of Default under clause (4) is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing with respect to any series, either the trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately. The Indenture provides that if an Event of Default described in clause (4) or (5) above (if the Event of Default under clause (4) is with respect to all series of Debt Securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all Debt Securities then outstanding, treated as one class, may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such Debt Securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding. (Sections 502 and 513)

   Under the Indenture, the trustee must give to the holders of each series of Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. (Section 602)

   No holder of any Debt Securities of any series may institute any action under the Indenture unless:

  . Such holder shall have given the Trustee written notice of a continuing Event of Default with respect to such series;

  . The holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding shall have requested the Trustee to institute proceedings in respect of such Event of Default;

  . Such holder or holders shall have offered the Trustee such reasonable indemnity as the Trustee may require;

  . The Trustee shall have failed to institute an action for 60 days thereafter; and

  . No inconsistent direction shall have been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of Debt Securities of such series. (Section 507)

   The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of Debt Securities. (Section 512) The Indenture provides that, in case an Event of Default shall occur and be continuing, the trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 601) The Indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

   The Company must furnish to the Trustee within 120 days after the end of each fiscal year a statement signed by one of certain officers of the Company stating that a review of the activities of the Company during such year and of its performance under the Indenture and the terms of the Debt Securities has been made, and, to the best of the knowledge of the signatory based on such review, the Company has complied with all conditions and covenants of the Indenture or, if the Company is in default, specifying such default. (Section 1004)

   If any Debt Securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action as herein described, the principal amount of such Debt Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Debt Securities are denominated (as evidenced to the Trustee by an Officers' Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the Indenture. (Section 104)

   If any Debt Securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action herein described, the principal amount of such Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

Modification of the Indenture

   The Company and the Trustee may, without the consent of the holders of the Debt Securities (provided that in the case of clauses (2), (3), (4) and (6), the interests of the holders of Debt Securities would not be adversely affected), enter into indentures supplemental to the Indenture for, among others, one or more of the purposes listed below:

  1. To evidence the succession of another corporation to the Company, and the assumption by such successor of the Company's obligations under the Indenture and the Debt Securities of any series;

  2. To add covenants of the Company, or surrender any rights of the Company, conferred by the Indenture, for the benefit of the holders of Debt Securities of any or all series;

  3. To cure any ambiguity, omission, defect or inconsistency in or make any other provision with respect to questions arising under the Indenture.

  4. To establish the form or terms of any series of Debt Securities, including any subordinated securities;

  5. To evidence and provide for the acceptance of any successor Trustee with respect to one or more series of Debt Securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such Indenture; and

  6. To provide any additional Events of Default. (Section 901)

   The Indenture or the rights of the holders of the Debt Securities may be modified by the Company and the trustee with the consent of the holders of a majority in aggregate principal amount of the Debt Securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding Debt Security affected thereby which would:

  . Change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any Debt Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

  . Reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; or

  . Modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby. (Section 902)

Defeasance of the Indenture and Debt Securities

   If the terms of any series of Debt Securities so provide, the Company will be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series by depositing with the Trustee:

  (1) As trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all Debt Securities of such series for principal, premium, if any, and interest; or

  (2) As obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Debt Securities are denominated as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all such Debt Securities for principal, premium, if any, and interest, and satisfying certain other conditions precedent specified in the Indenture.

(Section 403) In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their Debt Securities.

   A defeasance is likely to be treated as a taxable exchange by holders of the relevant Debt Securities for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, such holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

Concerning the Trustees

   Citibank, N.A. and The Chase Manhattan Bank conduct normal banking relationships with us and certain of our subsidiaries and, in addition, are participants in various of our financial agreements. Citibank, N.A. and The Chase Manhattan Bank act as trustee under certain equipment trust agreements of UPRR and trustee under various indentures in respect of certain of our securities and our subsidiaries' securities.

                         DESCRIPTION OF PREFERRED STOCK

   This section describes the general terms of the Preferred Stock to which any Prospectus Supplement may relate. A Prospectus Supplement will describe the terms relating to any Preferred Stock to be offered in greater detail, and may provide information that is different from this Prospectus. If the information in the Prospectus Supplement with respect to the particular Preferred Stock being offered differs from this Prospectus, you should rely on the information in the Prospectus Supplement.

   Summaries of some of the provisions of our Revised Articles of Incorporation follow. A copy of the Revised Articles of Incorporation has been filed as an exhibit to the registration statement. A certificate of amendment to the Revised Articles of Incorporation will specify the terms of the Preferred Stock being offered, and will be filed as an exhibit to the registration statement or incorporated by reference before the Preferred Stock is issued.

   The Revised Articles of Incorporation authorize us to issue up to 20,000,000 shares of Preferred Stock, without par value. No shares of Preferred Stock are currently outstanding, and no shares are reserved for issuance. The Board of Directors is authorized to issue Preferred Stock in one or more series from time to time, with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in resolutions adopted by the Board of Directors. All shares of any one series of Preferred Stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series shall rank equally and shall provide for other terms as described in the applicable Prospectus Supplement.

   Preferred Stock of a particular series will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the Prospectus Supplement relating to that series. You should refer to the Prospectus Supplement relating to Preferred Stock being offered for a description of specific terms, including:

  . The distinctive serial designation and the number of shares constituting the series;

  . The dividend rate or rates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

  . Any redemption, sinking fund or other analogous provisions applicable to the Preferred Stock;

  . The amount or amounts payable upon the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company prior to any payment or distribution of the assets of the Company to the holders of any class or classes of stock which are junior in rank to the Preferred Stock;

  . Any terms for the conversion into or exchange for shares of Common Stock, shares of Preferred Stock or Debt Securities; and

  . Any other specific terms of the Preferred Stock not inconsistent with the Company's Revised Articles of Incorporation and any previously filed certificate of amendment.

   The term "class or classes of stock which are junior in rank to the Preferred Stock" means the Company's Common Stock, and any other class or classes of stock of the Company hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation.

Dividends

   Holders of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cash dividends payable on such dates in March, June, September and December of each year and at such rates per share per annum as set forth in the applicable Prospectus Supplement. The Prospectus Supplement will also indicate the applicable record dates regarding the payment of dividends. The holders of Preferred Stock will be entitled to such cash dividends before any dividends on any class of stock junior in rank to Preferred Stock shall be declared or paid or set apart for payment. Whenever dividends shall not have been so paid or declared or set apart for payment upon all shares of each series of Preferred Stock, such dividends shall be cumulative and shall be paid, or declared and set apart for payment, before any dividends can be declared or paid on any class or classes of stock of the Company junior in rank to the Preferred Stock. Any such accumulations of dividends on Preferred Stock shall not bear interest. The foregoing shall not apply to dividends payable in shares of any class or classes of stock junior in rank to the Preferred Stock.

Convertibility

   No series of Preferred Stock will be convertible into, or exchangeable for, shares of Common Stock, shares of Preferred Stock or any other class or classes of stock of the Company or Debt Securities except as set forth in the related Prospectus Supplement.

Redemption and Sinking Fund

   No series of Preferred Stock will be redeemable or receive the benefit of a sinking, retirement or other analogous fund except as set forth in the related Prospectus Supplement.

Liquidation Rights

   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of any series of Preferred Stock will be entitled to receive payment of or to have set aside for payment the liquidation amount per share, if any, specified in the related Prospectus Supplement, in each case together with any applicable accrued and unpaid dividends, before any distribution to holders of Common Stock or any class of stock junior in rank to the Preferred Stock. A voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the Company's property or assets to, or a consolidation or merger of the Company with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this paragraph.

Voting Rights

   Except as provided below, holders of Preferred Stock shall be entitled to one vote for each share held and shall vote together with the holders of Common Stock as one class for the election of directors and upon all other matters which may be voted upon by stockholders of the Company. Holders of Preferred Stock shall not possess cumulative voting rights in the election of directors. See "Description of Common Stock--Voting Rights" for a discussion of voting rights in the election of directors.

   If dividends on the Preferred Stock shall be in arrears in an aggregate amount at least equal to six quarterly dividends, then the holders of all series of Preferred Stock, voting separately as one class, shall be entitled, at the next annual meeting of the stockholders of the Company or at a special meeting held in place thereof, or at a special meeting of the holders of the Preferred Stock called as provided below, to elect two directors of the Company. While the holders of Preferred Stock are so entitled to elect two directors of the Company, they shall not be entitled to participate with the Common Stock in the election of any other directors. Whenever all arrearages in dividends on the Preferred Stock shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the Preferred Stock to elect two directors shall cease, provided that such voting rights shall again vest in the case of any similar future arrearages in dividends.

   At any time after the right to vote for two directors shall have so vested in the Preferred Stock, the Secretary of the Company may, and upon the written request of the holders of record of 10% or more of the shares of Preferred Stock then outstanding, shall, call a special meeting of the holders of the Preferred Stock for the election of the directors to be elected by them, to be held within 30 days after such call and at the place and upon the notice provided by law and in the Company's bylaws for the holding of meetings of stockholders. The Secretary shall not be required to call such meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders of the Company. If any such special meeting shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more of the shares of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice provided above, and for that purpose shall have access to the stock ledger of the Company. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of the stockholders of the Company or a special meeting held in place thereof next succeeding the time when the holders of the Preferred Stock become entitled to elect directors as provided above.

   If any meeting of the Company's stockholders shall be held while holders of Preferred Stock are entitled to elect two directors as provided above, and if the holders of at least a majority of the shares of Preferred Stock then outstanding shall be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of the shares of Preferred Stock present or so represented at such meeting, the then authorized number of directors of the Company shall be increased by two and at such meeting the holders of the Preferred Stock shall be entitled to elect the additional directors so provided for, but no such additional director so elected shall hold office beyond the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of the Preferred Stock become entitled to elect two directors as provided above. Whenever the holders of the Preferred Stock shall be divested of special voting power as provided above, the terms of office of all persons elected as directors by the holders of the Preferred Stock as a class shall forthwith terminate, and the authorized number of directors of the Company shall be reduced accordingly.

   The affirmative vote or consent of 66 2/3% of all shares of Preferred Stock outstanding shall be required before the Company may:

  . Create any other class or classes of stock prior in rank to the Preferred Stock, either as to dividends or upon liquidation, or increase the number of authorized shares of such class of stock; or

  . Amend, alter or repeal any provisions of the Company's Revised Articles of Incorporation or any resolution adopted by the Board of Directors providing for the issuance of any series of Preferred Stock so as to adversely affect the preferences, rights or powers of the Preferred Stock.

   The affirmative vote or consent of at least a majority of the shares of Preferred Stock at the time outstanding shall be required for the Company to:

  .  Increase the authorized number of shares of Preferred Stock;

  . Create or increase the authorized number of shares of any other class of stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation; or

  . Sell, lease or convey all or substantially all of the property or business of the Company, or voluntarily liquidate, dissolve or wind up the Company, or merge or consolidate the Company with any other corporation unless the resulting or surviving corporation will have after such merger or consolidation no stock either authorized or outstanding (except such stock of the corporation as may have been authorized or outstanding immediately preceding such merger or consolidation, or such stock of the resulting or surviving corporation as may be issued in exchange therefor) prior in rank either as to dividends or upon liquidation to the Preferred Stock or the stock of the resulting or surviving corporation issued in exchange therefor.

   No consent of the holders of Preferred Stock shall be required in connection with any mortgaging or other hypothecation by the Company of all or any part of its property or business.

Transactions with Ten Percent Stockholders

   The Company's Revised Articles of Incorporation provide that certain transactions between the Company and a beneficial owner of more than 10% of the Company's voting stock (which includes Preferred Stock) must either:

  . Be approved by a majority of the Company's voting stock other than that held by such beneficial owner;

  .  Satisfy minimum price and procedural criteria; or

  . Be approved by a majority of the Company's directors who are not related to such beneficial owner.

   The transactions covered by these provisions include mergers, consolidations, sales or dispositions of assets, adoption of a plan of liquidation or dissolution, or other transactions increasing the proportionate share of such 10% beneficial owner.

Miscellaneous

   The Preferred Stock offered hereby has no preemptive rights, is not liable for further assessments or calls and will be fully paid and non-assessable upon issuance. Shares of Preferred Stock which have been issued and reacquired in any manner by the Company shall resume the status of authorized and unissued shares of Preferred Stock and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock while there is any arrearage in dividends or sinking fund installments except as may be set forth in the related Prospectus Supplement.

Transfer Agent and Registrar

   The transfer agent and registrar for each series of Preferred Stock will be described in the related Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

   This section describes the general terms of the Common Stock. A copy of our Revised Articles of Incorporation has been filed as an exhibit to the registration statement. The Common Stock and the rights of common shareholders are subject to the applicable provisions of the Revised Business Corporation Law of the State of Utah and the Revised Articles of Incorporation. The Company is presently authorized to issue 500,000,000 shares of Common Stock, par value $2.50 per share. At February 8, 1999, an aggregate of 247,566,077 shares of Common Stock were outstanding.

Dividends

   Subject to the rights of holders of any Preferred Stock which may be issued, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any legally available funds. The Company may not pay dividends on Common Stock, other than dividends payable in Common Stock or any other class or classes of stock junior in rank to the Preferred Stock as to dividends or upon liquidation, unless all dividends accrued on outstanding Preferred Stock have been paid or declared and set apart for payment.

Voting Rights

   Holders of Common Stock are entitled to one vote for each share held. Except as provided in the related Prospectus Supplement, any series of Preferred Stock will be entitled, with certain exceptions, to vote together with the holders of Common Stock as one class. See "Description of Preferred Stock--Voting Rights." In voting for the election of directors, holders of Common Stock shall not have the right to cumulate their votes.

Notwithstanding that shareholders shall not be entitled to cumulate votes in the election of directors, no one of the directors may be removed if the votes of a sufficient number of shares are cast against removal which, at an election of the board of directors would have been sufficient to elect the director if cumulative voting were applicable.

Liquidation Rights

   Any Preferred Stock would be senior to the Common Stock as to distributions upon liquidation, dissolution or winding up of the Company. After distribution in full of the preferential amounts to be distributed to holders of Preferred Stock, holders of Common Stock will be entitled to receive all remaining assets of the Company available for distribution to stockholders in the event of voluntary or involuntary liquidation.

Transactions With Ten Percent Stockholders

   The Revised Articles of Incorporation provide for certain voting rights for the holders of the Company's voting stock (including Common Stock) in the case of certain transactions between the Company and a beneficial owner of more than 10% of the Company's voting stock. See "Description of Preferred Stock-- Transactions With Ten Percent Stockholders."

Miscellaneous

   The Common Stock is not redeemable, has no preemptive or conversion rights and is not liable for further assessments or calls. All shares of Common Stock offered hereby will be fully paid and non-assessable.

Transfer Agent and Registrar

   Harris Trust & Savings Bank is the transfer agent and registrar for the Common Stock. The Common Stock is listed on the New York Stock Exchange.

                       DESCRIPTION OF SECURITIES WARRANTS

   The Company may issue Securities Warrants for the purchase of Debt Securities or Preferred Stock. Securities Warrants may be issued independently or together with any Debt Securities or shares of Preferred Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities or shares of Preferred Stock. The Securities Warrants are to be issued under Warrant Agreements to be entered into between the Company and Citibank, N.A. or The Chase Manhattan Bank, as Warrant Agent, or such other bank or trust company as is named in the Prospectus Supplement relating to the particular issue of Securities Warrants (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. The following summaries of certain provisions of the form of Warrant Agreement and Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreement and the Securities Warrants.

General

   If Securities Warrants are offered, the Prospectus Supplement will describe the terms of the Securities Warrants, including the following if applicable to the particular offering:

  .  The offering price;

  . The currency, currencies or currency units for which Securities Warrants may be purchased;

  . The designation, aggregate principal amount, currency, currencies or currency units and terms of the Debt Securities purchasable upon exercise of the Warrants and the price at which such Debt Securities may be purchased upon such exercise;

  . The designation, number of shares and terms of the series of Preferred Stock purchasable upon exercise of the Securities Warrants to purchase Preferred Stock and the price at which such shares of Preferred Stock may be purchased upon such exercise;

  . The designation and terms of the Debt Securities or Preferred Stock with which the Securities Warrants are issued and the number of Securities Warrants issued with each such Debt Security or share of Preferred Stock;

  . The date on and after which the Securities Warrants and the related Debt Securities or Preferred Stock will be separately transferable;

  . The date on which the right to exercise the Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire;

  . Whether the Securities Warrants will be issued in registered or bearer form;

  . A discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations relating to the Securities Warrants; and

  .  Any other terms of the Securities Warrants.

   Securities Warrants may be exchanged for new Securities Warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Before the exercise of their Securities Warrants, holders of Securities Warrants will not have any of the rights of holders of the Debt Securities or shares of Preferred Stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the Debt Securities purchasable upon such exercise or to enforce the covenants in the Indenture or to receive payments of dividends, if any, on the Preferred Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

   Each Securities Warrant will entitle the holder to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Securities Warrant. Securities Warrants may be exercised at such times as are set forth in the Prospectus Supplement relating to such Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Securities Warrants may be exercised by delivery to the Warrant Agent of the certificate evidencing such Securities Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities or shares of Preferred Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the Prospectus Supplement relating to the Securities Warrants. Upon receipt of such payment and the certificate representing the Securities Warrants to be exercised properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities or shares of Preferred Stock purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of Securities Warrants.

                              PLAN OF DISTRIBUTION

   The Company may sell the Securities offered by this Prospectus through underwriters or dealers, through agents, directly to purchasers, or through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement relating to the Offered Securities will set forth their offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the Securities offered and the proceeds to the Company from such sale, any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents, any initial public offering price, any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers, and any securities exchanges on which the offered Securities may be listed.

   If underwriters or dealers are used in the sale, the offered Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of underwriters or dealers to purchase the offered Securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

   Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

   If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

   Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments they may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable Prospectus Supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

   Each series of offered Securities other than Common Stock will be a new issue of securities with no established trading market. Any underwriters to whom offered Securities are sold by the Company for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered Securities.

   Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids to do not exceed a specified maximum. The underwriters may over-allot offered Securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of offered Securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                 LEGAL OPINIONS

   The validity of the offered Securities will be passed upon for the Company by Richard J. Ressler, Esquire, Assistant General Counsel of the Company, or another senior corporate counsel designated by the Company, and for the underwriters, dealers or agents, if any, by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless otherwise specified in the Prospectus Supplement. Mr. Ressler beneficially owns 14,744 shares of Common Stock, including retention shares granted under the Company's 1993 Stock Option and Retention Stock Plan, and holds options to purchase 96,856 additional shares of the Common Stock. Cravath, Swaine & Moore has provided legal services from time to time to the Company and its affiliates.

                                    EXPERTS

   The consolidated financial statements of the Company and its subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, incorporated in this Prospectus by reference from Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                [LOGO OF UNION PACIFIC CORPORATION APPEARS HERE]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

Securities and Exchange Commission Registration Fee................... $270,494
Trustee's Fees and Expenses...........................................   25,000
Printing Expenses.....................................................   60,000
Rating Agencies' Fees.................................................  100,000
Accountants's Fees and Expenses.......................................   50,000
Blue Sky Fees and Expenses............................................    5,000
                                                                       --------
  Total............................................................... $510,494
                                                                       ========

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* All amounts are estimated except for the registration fee.

Item 15. Indemnification of Directors and Officers

   The Company is a Utah corporation. Section 16-10a-901 et. seq. of the Revised Business Corporation Act of Utah grants to a corporation the power to indemnify a person made a party to a lawsuit or other proceeding because such person is or was a director or officer. A corporation is further empowered to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such capacity. The Company's By-Laws provide for mandatory indemnification of its directors, officers and employees in certain circumstances. The Company maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as such.

   The Company's Revised Articles of Incorporation, incorporated herein as
Exhibit 3.1 to this Registration Statement, eliminate in certain circumstances the personal liability of directors of the Company for monetary damages for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section16-10a-842 of the Revised Business Corporation Act of Utah (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

   Reference is made to Section 6 of the form of Underwriting Agreement filed as Exhibit 1 to the Company's Registration Statement on Form S-3 (File No. 333-18345), dated December 20, 1996, for additional indemnification provisions.

Item 16. Exhibits

    1.  -- Form of Underwriting Agreement, incorporated by reference to Exhibit
           1 to the Company's Registration Statement on Form S-3 (File No. 333-
           18345), dated December 20, 1996.

    3.1 -- Revised Articles of Incorporation of Union Pacific Corporation, as amended through April 25, 1996, incorporated by reference to Exhibit
           3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

   *3.2 -- Form of Certificate of Amendment for Preferred Stock.

    3.3 -- By-laws of Union Pacific Corporation, as amended effective as of November 19, 1998, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated November 25, 1998.

    4.1 -- Indenture, dated as of December 20, 1996, between Union Pacific
           Corporation and Citibank, N.A., Trustee, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3
           (File No. 333-18345), dated December 20, 1996.


    4.2 -- Form of Indenture, dated as of April 1, 1999, between Union Pacific
           Corporation and The Chase Manhattan Bank, Trustee.

   *4.3 -- Form of Warrant Agreement.

    4.4 -- Form of Debt Security, incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File No. 33-
           59323), dated May 12, 1995.

    5   -- Opinion and consent of Richard J. Ressler, Esquire, counsel for the
           Company.

   12   -- Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K
           for the fiscal year ended December 31, 1998.

   23   -- Consent of Deloitte & Touche LLP.

   24   -- Powers of Attorney.

   25.1 -- Statement on Form T-1 of the eligibility of Citibank, N.A. under the Indenture, incorporated by reference to Exhibit 25 to the Company's
           Registration Statement of Form S-3 (File No. 333-54009), dated May
           29, 1998.

   25.2 -- Statement on Form T-1 of the eligibility of The Chase Manhattan Bank under the Indenture.

--------
* To be filed by amendment or incorporated herein by reference.

Item 17. Undertakings

   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Union Pacific Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on this 9th day of April, 1999.

                                          Union Pacific Corporation

                                                   /s/ Gary M. Stuart
                                          By: _________________________________
                                             Name: Gary M. Stuart
                                             Title: Executive Vice President--
                                             Finance

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below on this 9th day of April, 1999, by the following person in the capacities indicated.

                 Signature                                     Title
                 ---------                                     -----

          /s/ Richard K. Davidson           Chairman of the Board, President, Chief
___________________________________________  Executive Officer and Director (Principal
           (Richard K. Davidson)             Executive Officer)

            /s/ Gary M. Stuart              Executive Vice President--Finance
___________________________________________  (Principal Financial Officer)
             (Gary M. Stuart)

            /s/ James R. Young              Controller (Principal Accounting Officer)
___________________________________________
             (James R. Young)

                     *                                       Director
___________________________________________
           (Philip F. Anschutz)

                     *                                       Director
___________________________________________
            (Robert P. Bauman)

                     *                                       Director
___________________________________________
            (Richard B. Cheney)

                     *                                       Director
___________________________________________
            (E. Virgil Conway)

                     *                                       Director
___________________________________________
            (Thomas J. Donohue)

                     *                                       Director
___________________________________________
            (Spencer F. Eccles)


                 Signature                                     Title
                 ---------                                     -----

                     *                                       Director
___________________________________________
              (Ivor J. Evans)

                     *                                       Director
___________________________________________
         (Elbridge T. Gerry, Jr.)

                     *                                       Director
___________________________________________
          (William H. Gray, III)

                     *                                       Director
___________________________________________
          (Judith Richards Hope)

                     *                                       Director
___________________________________________
           (Richard J. Mahoney)

                     *                                       Director
___________________________________________
              (John R. Meyer)

                     *                                       Director
___________________________________________
         (Thomas A. Reynolds, Jr.)

                     *                                       Director
___________________________________________
           (Richard D. Simmons)


*By:    /s/ Thomas E. Whitaker
    _______________________________________
         (Thomas E. Whitaker
        As Attorney-in-Fact)

                                 EXHIBIT INDEX

                                                                   Sequentially
 Exhibit                                                             Numbered
 Number                   Description of Exhibit                      Pages
 -------                  ----------------------                   ------------
  1.     -- Form of Underwriting Agreement, incorporated by
            reference to Exhibit 1 to the Company's Registration
            Statement on Form S-3 (File No. 333-18345), dated
            December 20, 1996.

  3.1    -- Revised Articles of Incorporation of Union Pacific
            Corporation, as amended through April 25, 1996, incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

 *3.2    -- Form of Certificate of Amendment for Preferred
            Stock.

  3.3 -- By-laws of Union Pacific Corporation, as amended effective as of November 19, 1998, incorporated by reference to Exhibit 3.1 to the Company's Current
            Report on Form 8-K dated November 25, 1998.

  4.1    -- Indenture, dated as of December 20, 1996, between
            Union Pacific Corporation and Citibank, N.A.,
            Trustee, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3
            (File No. 333-18345), dated December 20, 1996.

  4.2 -- Form of Indenture, dated as of April 1, 1999, between Union Pacific Corporation and The Chase
            Manhattan Bank, Trustee.

 *4.3    -- Form of Warrant Agreement.

  4.4    -- Form of Debt Security, incorporated by reference to
            Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File No. 33-59323), dated May 12, 1995.

  5      -- Opinion and consent of Richard J. Ressler, Esquire,
            counsel for the Company.

 12      -- Computation of Ratio of Earnings to Fixed Charges,
            incorporated by reference to Exhibit 12 to the
            Company's Annual Report on Form 10-K for the fiscal
            year ended December 31, 1998

 23      -- Consent of Deloitte & Touche LLP.

 24      -- Powers of Attorney.

 25.1    -- Statement on Form T-1 of the eligibility of
            Citibank, N.A. under the Indenture, incorporated by reference to Exhibit 25 to the Company's
            Registration Statement of Form S-3 (File No. 333-
            54009), dated May 29, 1998

 25.2    -- Statement on Form T-1 of the eligibility of The
            Chase Manhattan Bank under the Indenture.

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* To be filed by amendment or incorporated herein by reference.